Exhibit 99.1

West Corporation	AT THE COMPANY:
11808 Miracle Hills Drive	David Pleiss
Omaha, NE 68154	Investor Relations
(402) 963-1500 dmpleiss@west.com

West Corporation Reports Third Quarter 2014 Results

and Declares Quarterly Dividend

Company Acquires SchoolReach

OMAHA, NE, November 3, 2014 – West Corporation (Nasdaq:WSTC), a leading provider of technology-enabled communication services, today announced its third quarter 2014 results.

Key Quarterly Highlights:

Unaudited, in millions except per share	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
	2014	2013	% Change	2014	2013	% Change
Consolidated Revenue	$713.2	$665.4	7.2%	$2,080.4	$1,998.3	4.1%
Platform-based Revenue[1]	502.6	483.0	4.1%	1,504.4	1,459.4	3.1%
Adjusted EBITDA[2]	181.9	174.8	4.1%	528.4	526.0	0.4%
EBITDA[2]	176.4	171.5	2.9%	515.0	489.0	5.3%
Adjusted Operating Income[2]	144.7	140.6	2.9%	422.6	430.4	-1.8%
Operating Income	121.0	123.4	-2.0%	364.7	351.5	3.8%
Adjusted Net Income[2]	70.5	59.7	18.0%	189.2	165.2	14.6%
Net Income	16.1	46.1	-65.1%	110.1	92.9	18.6%
Adjusted Earnings per Share - Diluted[2]	0.82	0.70	17.1%	2.22	2.10	5.7%
Earnings per Share - Diluted	0.19	0.54	-64.8%	1.29	1.18	9.3%
Free Cash Flow[2,3]	90.2	54.6	65.1%	216.6	188.7	14.7%
Cash Flows from Operations	128.4	83.1	54.6%	330.3	276.7	19.3%
Cash Flows used in Investing	(82.9)	(28.2)	NM	(501.1)	(89.2)	NM
Cash Flows from (used in) Financing	(33.9)	(60.5)	NM	110.9	(154.2)	NM

“West continued to perform well during the third quarter with organic revenue growth in both segments supplemented by our recent acquisitions,” said Tom Barker, chairman and chief executive officer of West Corporation. “As we progress through the end of the year, we remain focused on achieving our prior 2014 guidance and positioning the company for growth next year.”

Dividend

The Company today also announced a $0.225 per common share quarterly dividend. The dividend is payable on November 26, 2014 to shareholders of record as of the close of business on November 17, 2014.

Consolidated Operating Results

For the third quarter of 2014, revenue was $713.2 million compared to $665.4 million for the same quarter of 2013, an increase of 7.2 percent. Revenue from acquired entities4 was $30.3 million during the third quarter of 2014. Organic revenue growth for the quarter was 2.6 percent. The Company’s platform-based businesses1 had revenue of $502.6 million in the third quarter of 2014, an increase of 4.1 percent over the same quarter of the previous year. Revenue from agent services1 increased 15.1 percent in the third quarter of 2014 to $213.6 million compared to $185.6 million in the third quarter of 2013.

The Unified Communications segment had revenue of $404.5 million in the third quarter of 2014, an increase of 2.0 percent compared to the same quarter of the previous year. The increase in Unified Communications revenue included $7.1 million from SchoolMessenger. Organic growth for the Unified Communications segment was 0.2 percent in the third quarter of 2014.

The Communication Services segment had revenue of $322.8 million in the third quarter of 2014, an increase of 15.1 percent compared to the third quarter of 2013. The increase in Communication Services revenue included $23.2 million from Health Advocate and 911 Enable. Organic growth for the Communication Services segment was 6.8 percent in the third quarter of 2014.

Adjusted EBITDA2 for the third quarter of 2014 was $181.9 million compared to $174.8 million for the third quarter of 2013, an increase of 4.1 percent. EBITDA2 was $176.4 million in the third quarter of 2014 compared to $171.5 million in the same quarter of the previous year, an increase of 2.9 percent.

Adjusted operating income1 for the third quarter of 2014 was $144.7 million compared to $140.6 million in the same quarter of 2013, an increase of 2.9 percent. Operating income was $121.0 million in the third quarter of 2014 compared to $123.4 million in the third quarter of 2013, a decrease of 2.0 percent.

Adjusted net income2 was $70.5 million in the third quarter of 2014, an increase of 18.0 percent from the same quarter of 2013. Net income decreased to $16.1 million in the third quarter of 2014 from $46.1 million in the same quarter of 2013. The decrease was driven primarily by $51.7 million of debt call premiums and accelerated amortization of deferred financing costs incurred when the Company repurchased a portion of its senior notes (see next section for additional details).

Balance Sheet, Cash Flow and Liquidity

At September 30, 2014, West Corporation had cash and cash equivalents totaling $165.9 million and working capital of $284.7 million. Net interest expense was $47.6 million during the third quarter of 2014 compared to $51.2 million during the comparable period the prior year.

The Company’s net debt to adjusted EBITDA ratio, as calculated pursuant to the Company’s senior secured term debt facilities5, was 4.66x at September 30, 2014.

On July 1, 2014, the Company issued $1.0 billion aggregate principal amount of 5.375 percent notes due 2022 (the “2022 Senior Notes”). A portion of the net proceeds from the 2022 Senior Notes was used to repurchase, pursuant to a tender offer, $270.8 million aggregate principal amount of the 8.625 percent Senior Notes due 2018 (the “2018 Senior Notes”) and $200.0 million aggregate principal amount of the 7.875 percent Senior Notes due 2019 (the “2019 Senior Notes”). The aggregate repurchase price for the 2018 Senior Notes was $298.7 million including accrued interest of $10.8 million and a tender offer premium of $17.1 million. The aggregate repurchase price for the 2019 Senior Notes was $215.3 million including accrued interest of $2.0 million and a tender offer premium of $13.3 million. The Company also used a portion of the net proceeds from the 2022 Senior Notes to repay a portion of the senior secured term loan facility due 2018. The total aggregate principal amount repaid on the senior secured term loan facility due 2018 was $250.0 million. On July 17, 2014, the Company redeemed the remaining $229.2 million aggregate principal amount of the 2018 Senior Notes. The aggregate purchase price for these 2018 Senior Notes was $242.9 million including accrued interest of $0.1 million, a redemption premium of $9.9 million and a make whole premium of $3.7 million. Accelerated amortization of deferred financing costs associated with the tender offers was $7.7 million.

On October 16, 2014, the Company delivered a notice to redeem the remaining $450 million of its outstanding 2019 Notes. The redemption price will be 103.938 percent of the principal amount of the 2019 Notes. In addition, the Company will pay accrued and unpaid interest on the redeemed 2019 Notes from May 15, 2014 through, but not including, the redemption date of November 15, 2014.

“We continued to improve our capital structure during the quarter with our $1.0 billion refinancing in July,” said Paul Mendlik, chief financial officer of West Corporation. “Our upcoming redemption will result in additional cash interest savings as we continue to take advantage of attractive financing options.”

During the third quarter of 2014, the Company invested $32.6 million, or 4.6 percent of revenue, in capital expenditures primarily for software, computer equipment, the consolidation of data centers and related expansion of the Company’s network infrastructure.

Acquisitions

On September 2, 2014, the Company completed the acquisition of the 911 Enable business of Connexon Group, Inc. (“911 Enable”), a leading provider of emergency communications solutions for IP-based enterprise customers across the United States and Canada. The purchase price was approximately $42.2 million and was funded with cash on hand. Results from 911 Enable after September 2, 2014 are included in the Company’s Communication Services operating segment.

On November 3, 2014, the Company completed the acquisition of the assets of GroupCast, L.L.C., a provider of alert and notification services for corporations, government entities and K-12 school districts that operates under two brands, GroupCast and SchoolReach. SchoolReach is an award-winning provider of notification systems for thousands of smaller public school districts and private schools throughout the U.S. The purchase price was approximately $13.5 million and was funded with cash on hand. SchoolReach will be combined with the Company’s SchoolMessenger business in the Unified Communication operating segment.

Conference Call

The Company will hold a conference call to discuss these topics on Tuesday, November 4, 2014 at 11:00 AM Eastern Time (10:00 AM Central Time). Investors may access the call by visiting the Financials section of the West Corporation website at www.west.com and clicking on the Webcast link. A replay of the call will be available on the Company’s website at www.west.com.

About West Corporation

West Corporation (Nasdaq:WSTC) is a global provider of communication and network infrastructure solutions. West helps manage or support essential enterprise communications with services that include conferencing and collaboration, public safety services, IP communications, interactive services such as automated notifications, large-scale agent services and telecom services.

For over 25 years, West has provided reliable, high-quality, voice and data services. West serves clients in a variety of industries including telecommunications, retail, financial services, public safety, technology and healthcare. West has a global organization with sales and operations in the United States, Canada, Europe, the Middle East, Asia Pacific and Latin America. For more information on West Corporation, please call 1-800-841-9000 or visit www.west.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect only West’s current expectations and are not guarantees of future performance or results. These statements are subject to various risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include, but are not limited to, competition in West’s highly competitive industries; increases in the cost of voice and data services or significant interruptions in these services; West’s ability to keep pace with its clients’ needs for rapid technological change and systems availability; the continued deployment and adoption of emerging technologies; the loss, financial difficulties or bankruptcy of any key clients; security and privacy breaches of the systems West uses to protect personal data; the effects of global economic trends on the businesses of West’s clients; the non-exclusive nature of West’s client contracts and the absence of revenue commitments; the cost of pending and future litigation; the cost of defending against intellectual property infringement claims; the effects of extensive regulation affecting many of West’s businesses; West’s ability to protect its proprietary information or technology; service interruptions to West’s data and operation centers; West’s ability to retain key personnel and attract a sufficient number of qualified employees; increases in labor costs and turnover rates; the political, economic and other conditions in the countries where West operates; changes in foreign exchange rates; West’s ability to complete future acquisitions, integrate or achieve the objectives of its recent and future acquisitions; future impairments of our substantial goodwill, intangible assets, or other long-lived assets; and

West’s ability to recover consumer receivables on behalf of its clients. In addition, West is subject to risks related to its level of indebtedness. Such risks include West’s ability to generate sufficient cash to service its indebtedness and fund its other liquidity needs; West’s ability to comply with covenants contained in its debt instruments; the ability to obtain additional financing; the incurrence of significant additional indebtedness by West and its subsidiaries; and the ability of West’s lenders to fulfill their lending commitments. West is also subject to other risk factors described in documents filed by the Company with the United States Securities and Exchange Commission.

These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

WEST CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except selected per share and operating data)

	Three Months Ended September 30,
	2014	2013		2014
	Actual	Actual	% Change	Adjusted (2)
Revenue	$713,201	$665,366	7.2%	$713,201
Cost of services	338,778	310,533	9.1%	338,778
Selling, general and administrative expenses	253,473	231,407	9.5%	229,702

Operating income	120,950	123,426	-2.0%	144,721
Interest expense, net	47,606	51,242	-7.1%	42,400
Subordinated debt call premium and accelerated amortization of deferred financing costs	51,735	—	NM	—
Other expense (income), net	(2,290)	(1,654)	NM	(2,290)

Income before tax	23,899	73,838	-67.6%	104,611
Income tax	7,789	27,690	-71.9%	34,093

Net income	$16,110	$46,148	-65.1%	$70,518

Weighted average shares outstanding:
Basic	84,090	83,581		84,090
Diluted	85,611	85,042		85,611
Earnings per share:
Basic	$0.19	$0.55	-65.5%	$0.84
Diluted	$0.19	$0.54	-64.8%	$0.82

SELECTED SEGMENT DATA:
Revenue:
Unified Communications	$404,511	$396,659	2.0%
Communication Services	322,777	280,399	15.1%
Intersegment eliminations	(14,087)	(11,692)	NM

Total	$713,201	$665,366	7.2%

Depreciation:
Unified Communications	$19,727	$18,665	5.7%
Communication Services	11,747	10,730	9.5%

Total	$31,474	$29,395	7.1%

Amortization:
Unified Communications - SG&A	$7,927	$6,730	17.8%
Communication Services - COS	3,078	2,475	24.4%
Communication Services - SG&A	10,385	7,199	44.3%
Corporate - deferred financing costs	5,206	4,532	14.9%
Corporate - accelerated amortization of deferred financing costs	7,748	—	NM

Total	$34,344	$20,936	64.0%

Share-based Compensation
Unified Communications	$2,180	$1,721	26.7%
Communication Services	1,795	1,383	29.8%

Total	$3,975	$3,104	28.1%

Cost of services:
Unified Communications	$171,455	$161,586	6.1%
Communication Services	180,053	159,397	13.0%
Intersegment eliminations	(12,730)	(10,450)	NM

Total	$338,778	$310,533	9.1%

Selling, general and administrative expenses:
Unified Communications	$137,890	$129,826	6.2%
Communication Services	116,940	102,823	13.7%
Intersegment eliminations	(1,357)	(1,242)	NM

Total	$253,473	$231,407	9.5%

Operating income:
Unified Communications	$95,166	$105,247	-9.6%	$106,122
Communication Services	25,784	18,179	41.8%	38,599

Total	$120,950	$123,426	-2.0%	$144,721

Operating margin:
Unified Communications	23.5%	26.5%		26.2%
Communication Services	8.0%	6.5%		12.0%

Total	17.0%	18.6%		20.3%

SELECTED OPERATING DATA[1]:
Revenue from platform-based services	$502,647	$483,023	4.1%
Revenue from agent services	$213,644	$185,581	15.1%

WEST CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except selected per share and operating data)

	Nine Months Ended September 30,
	2014	2013		2014
	Actual	Actual	% Change	Adjusted (2)
Revenue	$2,080,416	$1,998,285	4.1%	$2,080,416
Cost of services	985,828	931,539	5.8%	985,828
Selling, general and administrative expenses	729,867	715,292	2.0%	671,995

Operating income	364,721	351,454	3.8%	422,593
Interest expense, net	144,923	181,310	-20.1%	129,963
Subordinated debt call premium and accelerated amortization of deferred financing costs	51,735	23,105	123.9%	—
Other expense (income), net	(5,397)	(1,555)	NM	(5,397)

Income before tax	173,460	148,594	16.7%	298,027
Income tax	63,313	55,723	13.6%	108,780

Net income	$110,147	$92,871	18.6%	$189,247

Weighted average shares outstanding:
Basic	83,950	77,274		83,950
Diluted	85,400	78,720		85,400
Earnings per share:
Basic	$1.31	$1.20	9.2%	$2.25
Diluted	$1.29	$1.18	9.3%	$2.22

SELECTED SEGMENT DATA:
Revenue:
Unified Communications	$1,221,328	$1,200,161	1.8%
Communication Services	903,136	820,968	10.0%
Intersegment eliminations	(44,048)	(22,844)	NM

Total	$2,080,416	$1,998,285	4.1%

Depreciation:
Unified Communications	$57,937	$53,547	8.2%
Communication Services	32,555	31,625	2.9%

Total	$90,492	$85,172	6.2%

Amortization:
Unified Communications - SG&A	$21,449	$20,151	6.4%
Communication Services - COS	8,995	7,571	18.8%
Communication Services - SG&A	23,038	21,684	6.2%
Corporate - deferred financing costs	14,960	13,710	9.1%
Corporate - accelerated amortization of deferred financing costs	7,748	6,603	17.3%

Total	$76,190	$69,719	9.3%

Share-based Compensation
Unified Communications	$5,670	$4,567	24.2%
Communication Services	4,509	3,587	25.7%

Total	$10,179	$8,154	24.8%

Cost of services:
Unified Communications	$515,970	$493,692	4.5%
Communication Services	508,972	457,033	11.4%
Intersegment eliminations	(39,114)	(19,186)	NM

Total	$985,828	$931,539	5.8%

Selling, general and administrative expenses:
Unified Communications	$413,172	$407,100	1.5%
Communication Services	321,629	311,850	3.1%
Intersegment eliminations	(4,934)	(3,658)	NM

Total	$729,867	$715,292	2.0%

Operating income:
Unified Communications	$292,186	$299,369	-2.4%	$321,068
Communication Services	72,535	52,085	39.3%	101,525

Total	$364,721	$351,454	3.8%	$422,593

Operating margin:
Unified Communications	23.9%	24.9%		26.3%
Communication Services	8.0%	6.3%		11.2%

Total	17.5%	17.6%		20.3%

SELECTED OPERATING DATA[1]:
Revenue from platform-based services	$1,504,375	$1,459,395	3.1%
Revenue from agent services	$586,817	$548,681	7.0%

WEST CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30,	December 31,	%
	2014	2013	Change
Current assets:
Cash and cash equivalents	$165,933	$230,041	-27.9%
Trust and restricted cash	23,671	21,679	9.2%
Accounts receivable, net	487,115	450,189	8.2%
Deferred income taxes receivable	7,969	—	NM
Prepaid assets	52,681	36,032	46.2%
Other current assets	90,428	83,629	8.1%

Total current assets	827,797	821,570	0.8%
Net property and equipment	372,471	364,765	2.1%
Goodwill	2,044,928	1,823,921	12.1%
Other assets	684,029	476,008	43.7%

Total assets	$3,929,225	$3,486,264	12.7%

Current liabilities	$543,128	$457,642	18.7%
Long-term obligations	3,755,681	3,513,470	6.9%
Other liabilities	315,327	255,324	23.5%

Total liabilities	4,614,136	4,226,436	9.2%
Stockholders’ deficit	(684,911)	(740,172)	7.5%

Total liabilities and stockholders’ deficit	$3,929,225	$3,486,264	12.7%

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Income Reconciliation

Adjusted operating income is not a measure of financial performance under generally accepted accounting principles (“GAAP”). The Company believes adjusted operating income provides a relevant measure of operating profitability and a useful basis for evaluating the ongoing operations of the Company. Adjusted operating income is used by the Company to assess operating income before the impact of IPO-related expenses, expenses terminated in connection with the IPO, M&A and acquisition-related costs and certain non-cash items. Adjusted operating income should not be considered in isolation or as a substitute for operating income or other profitability data prepared in accordance with GAAP. Adjusted operating income, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of adjusted operating income to operating income.

Reconciliation of Adjusted Operating Income from Operating Income

Unaudited, in thousands
	Three Months Ended September 30,
	2014	2013	% Change
Operating income	$120,950	$123,426	-2.0%
Amortization of acquired intangible assets	18,312	13,929
Share-based compensation	3,975	3,104
M&A and acquisition related costs	1,484	187

Adjusted operating income	$144,721	$140,646	2.9%

	Nine Months Ended September 30,
	2014	2013	% Change
Operating income	$364,721	$351,454	3.8%
Amortization of acquired intangible assets	44,487	41,835
Share-based compensation	10,179	8,154
Sponsor management/termination fee	—	25,000
IPO bonus	—	2,975
M&A and acquisition related costs	3,206	938

Adjusted operating income	$422,593	$430,356	-1.8%

Adjusted Net Income and Adjusted Earnings per Share Reconciliation

Adjusted net income and adjusted earnings per share (EPS) are non-GAAP measures. The Company believes these measures provide a useful indication of profitability and basis for assessing the operations of the Company without the impact of IPO-related expenses, expenses terminated in connection with the IPO, bond redemption premiums, M&A and acquisition related costs and certain non-cash items.

Adjusted net income should not be considered in isolation or as a substitute for net income or other profitability metrics prepared in accordance with GAAP. Adjusted net income, as presented, may not be comparable to similarly titled measures of other companies.

Set forth below is a reconciliation of adjusted net income to net income.

Reconciliation of Adjusted Net Income from Net Income

Unaudited, in thousands except per share
	Three Months Ended September 30,
	2014	2013	% Change
Net income	$16,110	$46,148	-65.1%
Amortization of acquired intangible assets	18,312	13,929
Amortization of deferred financing costs	5,206	4,532
Accelerated amortization of deferred financing costs	7,748	—
Share-based compensation	3,975	3,104
Debt call premiums	43,987	—
M&A and acquisition related costs	1,484	187

Pre-tax total	80,712	21,752
Income tax expense on adjustments	26,304	8,156

Adjusted net income	$70,518	$59,744	18.0%

Diluted shares outstanding	85,611	85,042
Adjusted EPS - diluted	$0.82	$0.70	17.1%

	Nine Months Ended September 30,
	2014	2013	% Change
Net income	$110,147	$92,871	18.6%
Amortization of acquired intangible assets	44,487	41,835
Amortization of deferred financing costs	14,960	13,710
Accelerated amortization of deferred financing costs	7,748	6,603
Share-based compensation	10,179	8,154
Sponsor management/termination fee	—	25,000
IPO bonus	—	2,975
Debt call premiums	43,987	16,502
M&A and acquisition related costs	3,206	938

Pre-tax total	124,567	115,717
Income tax expense on adjustments	45,467	43,394

Adjusted net income	$189,247	$165,194	14.6%

Diluted shares outstanding	85,400	78,720
Adjusted EPS - diluted	$2.22	$2.10	5.7%

Free Cash Flow Reconciliation

The Company believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing the Company’s ability to fund its activities, including the financing of acquisitions, debt service, stock repurchases and distribution of earnings to shareholders. Free cash flow is calculated as cash flows from operations less cash capital expenditures. Free cash flow is not a measure of financial performance under GAAP. Free cash flow should not be considered in isolation or as a substitute for cash flows from operations or other liquidity measures prepared in accordance with GAAP. Free cash flow, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of free cash flow to cash flows from operations.

Reconciliation of Free Cash Flow from Operating Cash Flow

Unaudited, in thousands
	Three Months Ended September 30,
	2014	2013	% Change
Cash flows from operations	$128,422	$83,065	54.6%
Cash capital expenditures	38,248	28,453	34.4%

Free cash flow	$90,174	$54,612	65.1%

	Nine Months Ended September 30,
	2014	2013	% Change
Cash flows from operations	$330,250	$276,729	19.3%
Cash capital expenditures	113,682	87,980	29.2%

Free cash flow	$216,568	$188,749	14.7%

EBITDA and Adjusted EBITDA Reconciliation

The common definition of EBITDA is “earnings before interest expense, taxes, depreciation and amortization.” In evaluating liquidity and performance, the Company uses earnings before interest expense, share based compensation, taxes, depreciation and amortization, M&A and acquisition-related costs and one-time IPO-related expenses, or “adjusted EBITDA.” EBITDA and adjusted EBITDA are not measures of financial performance or liquidity under GAAP. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operations or other income or cash flows data prepared in accordance with GAAP. EBITDA and adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. EBITDA and adjusted EBITDA are used by certain investors as measures to assess the Company’s ability to service debt. Adjusted EBITDA is also used in the Company’s debt covenants, although the precise adjustments used to calculate adjusted EBITDA included in the Company’s credit facility and indentures vary in certain respects among such agreements and from those presented below. Certain adjustments to adjusted EBITDA were excluded from the calculations below consistent with the adjustments made for adjusted operating income and adjusted net income. Set forth below is a reconciliation of EBITDA and adjusted EBITDA to cash flows from operations and net income.

Reconciliation of EBITDA and Adjusted EBITDA from Operating Cash Flow

Unaudited, in thousands
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2014	2013	2014	2013
Cash flows from operating activities	$128,422	$83,065	$330,250	$276,729
Income tax expense	7,789	27,690	63,313	55,723
Deferred income tax benefit (expense)	15,078	5,339	24,627	(3,668)
Interest expense and other financing charges	99,644	51,850	197,579	205,792
Provision for share-based compensation	(3,975)	(3,104)	(10,179)	(8,154)
Amortization of deferred financing costs	(5,206)	(4,532)	(14,960)	(13,710)
Accelerated amortization of deferred financing costs	(7,748)	—	(7,748)	(6,603)
Other	(3)	(55)	(9)	(93)
Changes in operating assets and liabilities, net of business acquisitions	(57,594)	11,234	(67,860)	(17,052)

EBITDA	176,407	171,487	515,013	488,964
Provision for share-based compensation	3,975	3,104	10,179	8,154
Sponsor management/termination fee	—	—	—	25,000
IPO bonus	—	—	—	2,975
M&A and acquisition related costs	1,484	187	3,206	938

Adjusted EBITDA	$181,866	$174,778	$528,398	$526,031

Reconciliation of EBITDA and Adjusted EBITDA from Net Income

Unaudited, in thousands
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2014	2013	2014	2013
Net income	$16,110	$46,148	$110,147	$92,871
Interest expense and other financing charges	99,644	51,850	197,579	205,792
Depreciation and amortization	52,864	45,799	143,974	134,578
Income tax expense	7,789	27,690	63,313	55,723

EBITDA	176,407	171,487	515,013	488,964
Provision for share-based compensation	3,975	3,104	10,179	8,154
Sponsor management/termination fee	—	—	—	25,000
IPO bonus	—	—	—	2,975
M&A and acquisition related costs	1,484	187	3,206	938

Adjusted EBITDA	$181,866	$174,778	$528,398	$526,031

Unaudited, in thousands	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2014	2013	2014	2013
Cash flows from operating activities	$128,422	$83,065	$330,250	$276,729
Cash flows used in investing activities	$(82,903)	$(28,157)	$(501,132)	$(89,159)
Cash flows from (used in) financing activities	$(33,882)	$(60,469)	$110,855	$(154,162)

[1]	Platform-based businesses include the Unified Communications segment, public safety and telecom services. Platform-based and agent services revenue are presented prior to intercompany eliminations.
[2]	See Reconciliation of Non-GAAP Financial Measures below.
[3]	Free cash flow is calculated as cash flows from operations less cash capital expenditures.
[4]	Revenue from acquired entities includes SchoolMessenger in the Unified Communications segment after April 21, 2014, Health Advocate in the Communications Services segment after June 13, 2014, and 911 Enable in the Communication Services segment after September 2, 2014.
[5]	Based on loan covenants. Covenant leverage ratio is net of cash and excludes accounts receivable securitization debt.

NM: Not Meaningful

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